EXHIBIT 10.3

EXECUTION COPY

AMENDMENT NO. 1

          AMENDMENT NO. 1 dated as of April 4, 2005, between BOWATER INCORPORATED, a Delaware corporation (the “Company”). BOWATER CANADIAN FOREST PRODUCTS, INC., a Canadian corporation (“BCFPI” and, together with the Company, the “Initial Borrowers”), each of the Subsidiaries of the Company from time to time designated as “Subsidiary Borrowers” pursuant to the Credit Agreement (each, a “Subsidiary Borrower” and, together with the Initial Borrowers, the “Borrowers”), the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank) and THE BANK OF NOVA SCOTIA, as the Administrative Agents.

          The Borrowers, the Subsidiary Guarantors, the Lenders and the Administrative Agents are parties to a Credit Agreement dated as of April 22, 2004 (as heretofore modified and supplemented and in effect on the date hereof, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for loans and extensions of credit to be made by said Lenders to the Borrowers in an aggregate principal or face amount not exceeding U.S. $435,000,000 (which may, pursuant to the Credit Agreement, be increased to U.S. $500,000,000) at any one time outstanding.

          The Borrowers wish to amend the Credit Agreement in certain respects. Accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

          2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and, “hereof”). shall be deemed to be references to the Credit Agreement as amended hereby.

          2.02. Indebtedness of the Company. Section 7.03(a)(v) is hereby amended in its entirety to read as follows:

     “(v) unsecured Guarantees by the Company of Indebtedness of Subsidiaries in an aggregate principal amount up to but not exceeding U.S. $100,000,000;”

Amendment No. 1

     2.03. Indebtedness of Subsidiaries. Section 7.03(b)(x) is hereby amended in its entirety to read as follows:

     “(x) other Indebtedness of Subsidiaries of the Company, of which no more than U.S. $100,000,000 may be secured at any time, provided that the aggregate outstanding principal amount of such Indebtedness, together with the aggregate amount of Indebtedness (whether of the Company or Subsidiaries of the Company) secured by Liens permitted under Section 7.02(1), shall not at any time exceed 5% of Total Assets at such time.”

          2.04. Consolidated Net Worth. Section 7.04 is hereby amended in its entirety to read as follows:

     “SECTION 7.04 Consolidated Net Worth. The Company will not permit Consolidated Net Worth at any time to be less than the sum of (a) U.S. $1,400,000,000 plus (b) 50% of the Consolidated Net Income for each fiscal quarter of the Company from and including the first fiscal quarter in 2004 to and including the fiscal quarter ending on (or most recently ended prior to) such time; provided that, if there is a consolidated net loss for any such fiscal quarter, Consolidated Net Income for such fiscal quarter shall, for the purposes of clause (b) of this Section, be deemed to be zero.”

          2.05. Total Debt to Total Capital Ratio. Section 7.05(a) is hereby amended in its entirety to read as follows:

     “(a) Total Debt to Total Capital Ratio. The Company will not permit the ratio of (a) Total Debt to (b) Total Capital to exceed 0.65 to 1 at any time.”

          Section 3. Representations and Warranties. The Borrowers represent and warrant to the Lenders that the representations and warranties set forth in Article IV of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and as if each reference in said Article IV to “this Agreement” included reference to this Amendment No. 1.

          Section 4. Condition Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon (i) the execution and delivery of counterparts of this Amendment No. 1 by the Borrowers and the Required Lenders and (ii) the receipt by the U.S. Administrative Agent, for the account of each Lender that has executed and delivered this Amendment No. 1 not later than 5:00 p.m. New York City time on April 4, 2005, an amendment fee in an amount equal to 10 bps of the aggregate amount of such Lender’s Revolving Credit Exposure.

Amendment No. 1

          Section 5. Miscellaneous. Except as provided herein, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

Amendment No. 1

     IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the date first written above.

BOWATER INCORPORATED

By:	/s/ William G. Harvey

Name: William G. Harvey
Title: Senior Vice President and
Chief Financial Officer

BOWATER CANADIAN FOREST PRODUCTS INC.

By:	/s/ William G. Harvey

Name: William G. Harvey
Title: Vice President and Treasurer

Amendment No. 1

SUBSIDIARY GUARANTORS

BOWATER ALABAMA INC.

By:	/s/ William G. Harvey

Name: William G. Harvey Title: Vice President and Treasurer

BOWATER NEWSPRINT SOUTH INC.

By:	/s/ William G. Harvey

Name: William G. Harvey
Title: Vice President and Treasurer

BOWATER MISSISSIPPI LLC

By:	/s/ David G. Maffucci

Name: David G. Maffucci
Title: Manager

BOWATER MISSISSIPPI HOLDINGS INC.

By:	/s/ William G. Harvey

Name: William G. Harvey
Title: Vice President and Treasurer

BOWATER NUWAY INC.

By:	/s/ William G. Harvey

Name: William G. Harvey
Title: Vice President and Assistant Treasurer

Amendment No. 1

JPMORGAN CHASE BANK, N.A.,
individually and as U.S. Administrative Agent

By	/s/ Peter S. Predun

Name: Peter S. Predun
Title: Vice President

THE BANK OF NOVA SCOTIA,
individually and as Canadian Administrative Agent

By	[ILLEGIBLE]

Name: [ILLEGIBLE]
Title: Managing Director

Amendment No. 1

LENDERS BANK OF MONTREAL
By:	/s/ Bruno Jarry
	Name:	Bruno Jarry
	Title:	Director

LENDERS SUNTRUST BANK
By:	/s/ Kelly Gunter
	Name:	Kelly Gunter
	Title:	Vice President

LENDERS Wachovia Bank, N.A.
By:	/s/ Shawn Janko
	Name:	Shawn Janko
	Title:	Vice President

LENDERS UBS LOAN FINANCE LLC
By:	/s/ Marie Haddad
Marie Haddad
Associate Director

By:	/s/ Edward L. Cripps
Edward L. Cripps
Director

LENDERS Toronto Dominion (Texas) LLC
By:	/s/ Neva Nesbitt
	Name:	Neva Nesbitt
	Title:	Authorized Agent

LENDERS THE BANK OF NEW YORK
By:	/s/ David C. Siegel
	Name:	David C. Siegel
	Title:	Vice President

LENDERS Carolina First Bank
By:	/s/ Kevin M. Short
	Name:	Kevin M. Short
	Title:	Senior Vice President

LENDERS REGIONS BANK
By:	/s/ Elaine B. Passman
	Name:	Elaine B. Passman
	Title:	Asst. Vice President

Amendment No. 1